U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
December 1, 2005

SITEWORKS BUILDING AND DEVELOPMENT CO., INC.

Florida	58 -259 0047
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NO.)

2534 N Miami Ave, Miami Florida   33127

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(305) 573 9339

 (ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4. Changes in Registrant’s September 30, 2005 quarterly Statement

8k Filing

September 30,2005 form 10 Q

Miami, FL -Site Works Inc (NQB: SWKJ) does not have a standby equity funding agreement with Cornell Capital in Place.

Note 12 on the 9/30/2005 quarterly statements which refers to the standby equity agreement with Cornell will be removed via an amended 10 Q to be filed shortly.

SiteWorks is responsible for the adequacy and accuracy of disclosure in this filing, and SEC staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing and SiteWorks may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Statements contained in this press release that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or described pursuant to similar expressions.

Date: Dec 1 , 2005

2534 N Miami Ave Miami Florida 33140
P O Box 331238 Miami, Florida 33133
Phone 305 573 9339 Fax 305 573 9495
www.mysiteworks.net

Date: December 1 , 2005	/s/	C. Michael Nurse
Chief Executive Officer
Chief Financial Officer